September 28, 2010

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary Shares evidenced
by American Depositary Receipts representing non-voting preferred shares of Paranapanema
S.A. (Form F-6, Registration No.  333-12884).


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of
1933, as amended, on behalf of The Bank of New
York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting a change in the definition of shares.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule
424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the revised form of ADR certificate.


___________________
Monica Vieira
Tel (212) 815-4831
Fax (212) 571-3050
E-mail: mvieira at bankofNY.com


Encl.

cc:    Paul Dudek, Esq.